ARTICLES OF INCORPORATION

OF

GLOBAL TECHNOLOGY, LTD.

     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I

     NAME.  The name of the corporation is Global Technology, Ltd.

ARTICLE II

     DURATION.    The period of its duration is perpetual.

ARTICLE III

     BUSINESS.  The pursuit of business and corporate powers agreed upon are as follows:

     (1) To carry on the business of share dealers or financial agents in all transactions relating to the sale, transfer, or exchange of every description of stocks, shares, commodities, debentures, bonds, mortgages, freehold or leasehold property, life interests, reversions or other securities or investments for money, and all transactions and negotiations on commission or otherwise or otherwise relating to such business; and to advance or negotiate the advance of money at interest on securities or otherwise; and to carry on the business of stock and share brokers, land, estate and mortgage agents, and brokers in all branches.

     (2) To conduct the business of financing all types of business activities, to purchase, finance, or discount commercial paper; to purchase or otherwise acquire open accounts receivable, notes, drafts and acceptance from manufacturers and jobbers and the installment lien obligations, covering any and all sales on any merchandise or other commodities; to purchase, loan upon, acquire, or otherwise finance, sell and dispose of any and all insurance contracts, installment lien obligations, or indebtedness incurred or to be incurred by any written instruments, and to guarantee, pledge, borrow, finance or raise money for any such investment in any way and to do such other financing as may be for the welfare of the corporation.

     (3) TO acquire by purchase or otherwise, property, real or personal, and the good will, rights and assets of any person, firm, or corporation, and to pay for the same in cash, stocks, bond, or otherwise acquire, sell, assign, transfer mortgage, pledge, ane otherwise dispose of shares of the capital stock, bonds, debentures, or other evidence of indebtedness created by any person, firm or corporation, and while the holder thereof to exercise the rights and privileges of ownership, including the right to vote thereon; to buy, own, use, mortgage, sell, lease, bond or otherwise dispose of all property, real or personal, necessary, useful, or desirable for it to own, use or dispose of for its purposes.

    (4) To apply for, obtain, register, lease, purchase, or otherwise acquire, and to hold, use, pledge, lease, sell, assign, or otherwise dispose of distinctive marks, improvements, processes, trade names, trade marks, copyrights, patents, licenses, concessions, and the like, whether used in connection with or secured under letters patented of or issued in connection with or secured under any country or authority, or otherwise; and to issue, exercise, develop, and grant licenses on respect thereof, or otherwise turn the same to account.

     (5) To borrow money or raise monies for the business of the corporation and all of its purposes and objects, upon such terms as the Board of Directors  may determine and the law permit.

     (6) To enter into joint ventures or partnership with other persons, firms or corporations.

     (7) To have and to exercise all powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized under the laws under which this corporation is organized and any and all acts amendatory thereof and supplemental thereto.

     (8) To make all such by-laws, rules and regulations not inconsistent with law or with other corporate rights and vested privileges, as may be necessary to carry into effect the objects of the corporation, and such by-laws, rules and regulations may be made in a general meeting of the Board of Directors, which rules, regulations or by-laws shall become effective upon formal presentation by mailing to the stockholders of record.

     (9) To engage in any and other and all business ventures, purposes, acts or activity in various fields of business endeavor for which a corporation may be organized and proceed under the Nevada Corporation Act.

ARTICLE IV

     CAPITAL.   The capital of the corporation is ($100,000.00) One Hundred Thousand Dollars and is represented by (100,000,000) One Hundred Million shares of Common capital stock having a par value of ($0.001) one tenth of one cent per share.

ARTICLE V

    CAPITAL STOCK.  Subject to the provisions of law, this corporation may purchase or otherwise acquire, hold, sell, transfer,  and reissue the shares of capital stock.

ARTICLE VI

     SHARES.  The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00)has been received for the issuance of shares.

ARTICLE VII

     PRIVILEGES AND RESTRICTIONS TO SHAREHOLDERS.  The privileges and restrictions granted to or imposed upon each share or the holder thereof are as follows:

        (1) Each issued and outstanding share, not including treasury shares, if any, shall be entitled to one vote at all shareholders’ meetings;

        (2) The right of cumulative voting shall not be allowed in the election of directors.

        (3) Each share shall entitle its holder to receive an equal and a noncumulative portion of dividends, if, when and as declared by the Board of Directors in accordance with law.

ARTICLE VIII

     RESERVE POWER.  Except as to Article IX herein, the corporation reserves the rights to amend, alter, change, or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereinafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserve power.

ARTICLE IX

     STOCK NON-ASSESSABLE.   The stock of this corporation shall be non-assessable.

ARTICLE X

     BY-LAWS.    The Board of Directors may make, amend, or repeal at pleasure, by-laws of this corporation, not inconsistent with the provisions of these Articles of Incorporation.

ARTICLE XI

     MEETINGS.   The annual meeting of the stockholders shall be held in the month of June of each year at a place and a time to be designated by the Board of Directors.  Special meetings of the stockholders may be called by the president, or by the Board of Directors, or by a majority of the stockholders as shown by the records of the corporation. Notice of special stockholders’ meetings shall be given by mailing a notice of the time and place and purpose of the meeting to each stockholder of record, addressed to him at his address as shown by the records of the corporation, not less than ten days prior to the date of the meeting.   Director’s meetings shall be held at such time and place and upon such notice as the Board of Directors from time to time shall determine.  A majority of the Board of Directors present and voting at a directors meeting shall constitute a quorum for the transaction of business.

ARTICLE XII

THE ADDRESS OF THE CORPORATION AND REGISTERED AGENT IS: the post office address of the initial registered office of the corporation and registered agent is: 4530 Alpine Place, Las Vegas, NV 89107.

ARTICLE XIII

     OFFICERS.  The number and kind of officers and directors of the corporation shall be as follows: there shall be a board of directors consisting of not less than three directors.  The number thereof shall be fixed from time to time, and shall be subject to change by the stockholders at any stockholders’ meeting held at which directors may be elected.  There shall be a president who shall be a stockholders and a member of the board of directors, one or more vice presidents, a secretary and a treasurer, and such assistant secretaries and treasurers as the board of directors may from time to time determine.   Each of such officers other than the president may, but need not be, a stockholder or a director of the corporation.  The initial number of stockholders will be less than three.

ARTICLE XIV

     ELECTION OF DIRECTORS.   The directors, except those named herein as such and those chosen by the board to fill a vacancy for an unexpired term, shall be elected by the stockholders at the regular annual stockholders’ meeting, or if it is not held, at any special meeting of the stockholders called for that purpose, and directors so elected shall serve until the next annual stockholders’ meeting or until their successors are elected and qualified.

ARTICLE XV

   NAMED DIRECTORS.    Directors who shall hold office until the first annual stockholders’ meeting are herein provided, unless vacancies by death, resignation or removal shall sooner occur, and until the election and qualification of their respective successors, are as follows:

        Name                 Address

       -----                 ---------

    Win L. Smith             68 South Main Street #607

                             Salt Lake City, Utah 84101

ARTICLE XVI

    PRIVATE PROPERTY EXEMPT.   Private property of the stockholder shall not be liable for the debts of the corporation.

ARTICLE XVI

     NAMED INCORPORATORS.  The name and address of each incorporator is:

        Name                 Address

       -----                 ---------

    Win L. Smith             68 South Main Street #607

                             Salt Lake City, Utah 84101

      DATED 2-6-85             /s/ Win L Smith

STATE OF UTAH         :

                      :ss

COUNTY OF SALT LAKE   :

     I, Jan White, a Notary Public, hereby certify that on the 6th day of February, personally appeared before me W.L. Smith, ___________________,and ________________, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators and that the statements herein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on the 6th day of February, 1985.

                                              Notary Seal of Jan White

                                              appears here

My commission expires: Oct 14, 1987